Exhibit 10.1
GUARANTY AND AGREEMENT
IN SUPPORT OF SOMITA FUNDING AGREEMENT
     This GUARANTY AND AGREEMENT IN SUPPORT OF SOMITA FUNDING AGREEMENT (this “Agreement”) dated as of February 22, 2006, is from HIGH RIVER GOLD MINES LTD., a corporation formed under the laws of Canada (“High River”) to and for the benefit of ROYAL GOLD, INC., a Delaware corporation (“Royal Gold”).
Recitals
     A. Société des Mines de Taparko, also known as SOMITA, SA, a société anonyme formed under the laws of the Republic of Burkina Faso (“Somita”) and Royal Gold entered into a Funding Agreement dated as of December 1, 2005 (the “Original Funding Agreement”), as amended by First Amendment to Funding Agreement dated as of February 8, 2006 (the “First Amendment”), and as further amended and restated by Amended and Restated Funding Agreement dated as of February 22, 2006 (as so amended and restated, the “Funding Agreement”). Pursuant to the Funding Agreement Royal Gold has agreed to provide funding to Somita in the amount of U.S. $35,000,000 to be used in the development of the Taparko — Bouroum Project (defined below) in the Republic of Burkina Faso.
     B. As consideration for the funding to be provided pursuant to the Funding Agreement, Somita has executed a Conveyance of Production Payments (PP1 and PP2) (the “Production Payment Conveyance”) and a Conveyance of Tail Royalty and Grant of Milling Fee (the “Tail Royalty Conveyance”), both dated as of February 22, 2006 and both in favor of Royal Gold (collectively, the “Conveyances”).
     C. High River is the indirect owner of 90% of the issued and outstanding shares of Somita, through its subsidiary High River Gold Mines (West Africa) Ltd., a corporation formed under the laws of the Cayman Islands (“Shareholder”). The Government of the Republic of Burkina Faso is the owner of the remaining 10% of the issued and outstanding shares of Somita.
     D. Prior to the date of this Agreement, Royal Gold has provided Somita the amount of $9,414,000 under the First Tranche pursuant to the terms and conditions of the Original Funding Agreement, as amended by the First Amendment.
     E. It is a condition precedent to Royal Gold’s obligation to disburse the Second Tranche under the Funding Agreement that High River shall execute and deliver to Royal Gold an undertaking by High River to assure completion of the Taparko — Bouroum Project, to assure proper application of the funds provided by Royal Gold in accordance with the Funding Agreement and the other Funding Documents, to contribute capital to Somita or obtain other financing of the Taparko — Bouroum Project in the event of a shortfall prior to completion, to assure payment of amounts that have become due and payable under the Conveyances, and such other matters as are set forth herein.
     F. The board of directors of High River has determined that (i) High River will derive substantial direct and indirect benefit from the transactions contemplated by the Funding Agreement and the documents related thereto, (ii) Somita’s ability to continue to obtain the
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funding from Royal Gold under the Funding Agreement is important to the financial success of Somita and High River, (iii) High River will derive economic benefit from the financial success of Somita, and (iv) it is in the best interests of High River, and necessary and convenient to the conduct, promotion and attainment of the business of High River, for High River to support the obligations of Somita under the Funding Agreement and the documents related thereto.
     G. This Agreement is executed and delivered to Royal Gold by High River to induce Royal Gold to disburse the Second Tranche and each subsequent Tranche to Somita under the Funding Agreement and in satisfaction of a condition precedent to Royal Gold providing such funding. High River acknowledges and agrees that Royal Gold would not provide the funding to Somita under the Funding Agreement unless High River executed and delivered this Agreement.
     H. This Agreement is the document referred to as “Guaranty II” in the Funding Agreement.
Agreement
     THEREFORE, in consideration of Royal Gold’s providing funding as set forth in the Funding Agreement, and the benefits to be derived therefrom by High River, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, High River agrees as follows:
     1. Definitions. Reference is hereby made to the Funding Agreement for all purposes. All terms used in this Agreement that are defined in the Funding Agreement and not otherwise defined herein shall have the same meanings when used herein. As used herein, terms defined above in the recitals shall have the meanings indicated above, and the following terms shall have the following meanings:
     “Bouroum Lands” means all of the land included in the Bouroum Permit, being approximately 11.7 square kilometers, which land is more particularly described in Schedule A attached hereto.
     “Bouroum Permit” means Decree No. 2005-342/PRES/PM/MCE/MFB issued by the Government of the Republic of Burkina Faso on June 21, 2005.
     “Obligations” means the obligations of High River and Somita described in Sections 2, 3 and 4 collectively.
     “Pledge Agreement” means the Pledge Agreement dated as of February 22, 2006 among High River Gold Mines (International) Ltd. (“International”), Shareholder and Royal Gold.
     “Taparko — Bouroum Project” means development and exploitation of the Taparko Lands and the Bouroum Lands for production of gold and associated precious metals, including construction of a mine, support facilities and the Taparko Processing Facility.
     “Taparko Lands” means that portion of the land included in the Taparko Permit that is more particularly described in Schedule B hereto, being approximately 34.7 square kilometers out of the total 666.5 square kilometers included in such permit.
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     “Taparko Mining Convention” means the mining investment convention signed by High River and the Minister for Energy and Mines on behalf of the Republic of Burkina Faso on December 15, 1995.
     “Taparko Permit” means Decree No. 2004-329/PRES/PM/MCE/MFB/MEDE/MECV issued by the Government of the Republic of Burkina Faso on August 6, 2004.
     “Taparko Processing Facility” means the CIL processing facility to be constructed by Grantor on or adjacent to the Taparko Lands, capable of milling and processing at least 1,000,000 tonnes of ore per year.
     2. Completion Guarantee. High River unconditionally and absolutely guarantees to Royal Gold the due and punctual performance and observance by Somita, Shareholder and International of all of the terms, covenants, provisions and agreements contained in the Funding Agreement and the other Funding Documents executed in connection therewith or contemplated thereby pertaining to the obligations of Somita, Shareholder and International with respect to Project Completion of the Taparko — Bouroum Project. Without limiting the generality of the foregoing, High River agrees:
          (a) to perform, complete, and pay for the construction of the Taparko — Bouroum Project in accordance with the Funding Agreement and the Development Plan, as the Development Plan has been or may be modified or amended from time to time, within the time period allotted therefor and to pay all costs of said construction and all costs associated therewith, if Somita shall fail to perform or complete such work;
          (b) to reimburse Royal Gold for all costs and expenses incurred by Royal Gold in exercising any and all of its rights and remedies in connection with a default by Somita in failing to achieve Project Completion as set forth in the Funding Agreement and the Development Plan;
          (c) to reimburse Royal Gold for any and all of the Funding that is not applied by Somita as required to be applied pursuant to the Funding Agreement and the other Funding Documents;
          (d) if Project Completion is not achieved by September 30, 2007, to reimburse any and all of the Funding made by Royal Gold prior to such date, unless Royal Gold shall have elected to foreclose on the shares of Somita or Shareholder prior to such date;
          (e) if any mechanic’s or materialman’s or similar liens should be filed, or should attach, with respect to any of the property included in the Taparko — Bouroum Project by reason of the construction undertaken pursuant to the Funding Agreement, cause the removal of such liens within 30 days after the filing or recording thereof;
          (f) to pay the legitimate costs and fees of all contractors, engineers and others employed by Somita if said costs and fees are not paid by Somita; and
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          (g) to pay all of Royal Gold’s costs and expenses, including, without limitation, attorneys’ fees, incurred in the enforcement of this Agreement and the provisions of the Funding Documents covered by this Agreement.
Notwithstanding the foregoing and for greater certainty, High River’s obligations as set forth in this provision, other than accrued and unpaid or unperformed obligations, shall automatically terminate and be of no further force and effect immediately upon Project Completion. Project Completion shall be determined in accordance with the Funding Agreement.
     3. Agreement to Contribute to Capital or Arrange Additional Financing. High River unconditionally and absolutely guarantees that Somita will have sufficient funds, in addition to the Funding, to achieve Project Completion on the schedule set forth in the Funding Agreement, and in support thereof, High River shall, if at any time prior to Project Completion there is a reasonable likelihood of a shortfall in the capital of Somita that could result in the failure of Somita to achieve Project Completion for whatever reason on the time schedule set forth in the Funding Agreement, High River shall promptly cause Shareholder to contribute equity to Somita, or shall arrange other funding or financing for Somita, sufficient in amount to cover any such perceived shortfall. Notwithstanding the foregoing and for greater certainty, High River’s obligations as set forth in this provision, other than accrued and unpaid or unperformed obligations, shall automatically terminate and be of no further force and effect immediately upon Project Completion. Project Completion shall be determined in accordance with the Funding Agreement.
     4. Guaranty of Payments Under the Conveyances. High River unconditionally and absolutely guarantees the full and prompt payment when due, in lawful money of the United States, all amounts earned and payable under the Conveyances, except to the extent (a) a refiner under a Refining Contract has expressly agreed to make such payments directly to Royal Gold, or (b) payment is rendered impossible due to an event or action by the Government of the Republic of Burkina Faso beyond Somita’s control. The obligations of High River set forth in this paragraph shall continue after Project Completion.
     5. Obligations Absolute. The obligations of High River hereunder are primary, absolute and unconditional and are intended as a continuing guaranty of payment and performance by High River. The right of recovery against High River shall exist notwithstanding any right or power of Somita or anyone else to assert any claim or defense as to the genuineness, regularity, validity or enforceability of any of the Obligations, any collateral security therefor, any guaranty thereof or the Funding Agreement, the Conveyances or the Pledge. This is a guaranty of payment and not of collection, and Royal Gold shall not be required to take any action against Somita or resort to any other security given for the performance of Somita’s obligations as a precondition to the obligations of High River hereunder.
     6. No Impairment of Liability. High River agrees that its liability hereunder will not be released, reduced, impaired or affected by any one or more of the following events:
     (a) Royal Gold’s obtaining collateral from Somita or any other person to secure payment or performance of the Funding Agreement or the Conveyances;
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     (b) the assumption of liability by any other person (whether as guarantor or otherwise) for payment or performance under the Funding Agreement or the Conveyances;
     (c) the release, surrender, exchange, loss, termination, waiver or other discharge of any collateral securing payment or performance under the Funding Agreement or the Conveyances;
     (d) the subordination, relinquishment or discharge of Royal Gold’s rights relating to the Funding Agreement, the Conveyances or the Pledge Agreement or any collateral described therein;
     (e) the foreclosure upon any collateral given to secure any liability of Somita by judicial or non-judicial sale;
     (f) the loss or impairment of any right of subrogation of the High River;
     (g) the full or partial release from liability of Somita or any other person now or hereafter liable for payment or performance under the Funding Agreement or the Conveyances;
     (h) the insolvency, bankruptcy, reorganization, discharge, waiver or other exoneration of Somita or any other person now or hereafter liable for payment or performance under the Funding Agreement or the Conveyances;
     (i) the modification or amendment from time to time of the Funding Agreement or the Conveyances or of the terms of the Funding Agreement or the Conveyances;
     (j) the failure, delay, waiver or refusal by Royal Gold to exercise any right or remedy held by Royal Gold under the Funding Agreement, the Conveyances or the Pledge Agreement;
     (k) the sale, encumbrance, transfer or other modification of the ownership of Somita or Somita’s assets, or the change in the financial condition or management of the Somita;
     (l) the invalidity, unenforceability or insufficiency of the Funding Agreement, the Conveyances or the Pledge Agreement or any collateral securing payment or performance thereunder; or
     (m) the failure of the High River to receive notice of any one or more of the foregoing actions or events.
High River specifically acknowledges and agrees that Royal Gold may, at its option without notice to or further consent of High River, take any of the foregoing actions and that if Royal Gold elects to take any of the foregoing actions or any of the foregoing events occur, that such actions or events shall in no way reduce, affect, impair or limit the liability of High River hereunder.
     7. Waivers by High River. High River hereby expressly waives (a) demand for payment, notice of nonpayment or nonperformance; (b) notice of the existence or creation of all or any part of the Obligations; (c) notice of demand, advertisement or notice of time or place of
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sale of any collateral securing any of the Obligations; (d) all presentments, demands for performance, notices of nonperformance, protests and all other notices whatsoever; (e) any right to require Royal Gold to proceed against Somita or any security held in relation to the Obligations or to pursue any other right or remedy in Royal Gold’s power; (f) any right to contest the enforcement of this Agreement by virtue of any statute of limitations or other law varying the terms of this Agreement; (g) any other defense available to High River at law or in equity; or (h) the rights to interpose counterclaims or set offs of any kind or description in any litigation arising under this Agreement.
     8. Waiver of Subrogation. High River hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against Somita that arise from the existence or performance of High River’s obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy Royal Gold has against Somita or any collateral which Royal Gold now or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise including, without limitation, the right to take or receive from Somita, directly or indirectly, in cash or other property or setoff or in any other manner, payment or security on account of such claim or other rights.
     9. Representations and Warranties. High River hereby represents and warrants to Royal Gold as follows:
     (a) High River is a corporation duly organized, validly existing and in good standing under the federal laws of Canada, having all powers required to carry on business and enter into and carry out the transactions contemplated hereby. High River is duly qualified, in good standing, and authorized to do business in all jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify could not have a Material Adverse Effect.
     (b) High River has the requisite power to own and operate its properties, to carry on business and to execute, deliver, and perform this Agreement and each of the other Funding Documents to which it is or will be a party. High River has duly taken all action necessary to authorize the execution and delivery by it of the Funding Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.
     (c) The execution and delivery by High River of this Agreement and the other Funding Documents to which it is a party, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with any provision of (A) any Law applicable to High River or its business, (B) its organizational documents, or (C) any material agreement, judgment, license, order or permit applicable to or binding upon it or to which its assets are subject, (ii) result in the acceleration of any Indebtedness owed by it, or (iii) result in or require the creation of any Lien upon any assets or properties owned by it except as expressly contemplated or permitted in this Agreement or the other Funding Documents. Except as expressly contemplated in this Agreement or the other Funding Documents, no permit, consent, approval, authorization or order
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of, and no notice to or filing with, any Tribunal or third party is required (x) in connection with the execution, delivery or performance of this Agreement or any other Funding Documents to which it is a party, or (y) to consummate any transactions contemplated by this Agreement or any other Funding Documents to which it is a party.
     (d) This Agreement is, and the other Funding Documents to which High River is a party, when duly executed and delivered will be, legal, valid and binding obligations of High River, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights, and subject to the qualifications that equitable remedies may only be granted in the discretion of a court of competent jurisdiction and that rights of indemnity, contribution and waiver of contribution may be limited under applicable law.
     (e) High River has heretofore delivered to Royal Gold true, correct and complete copies of financial statements of High River as of December 31, 2005 (the “HRG Financial Statements”). The HRG Financial Statements fairly present in all material respects High River’s consolidated financial position at the respective dates thereof and the consolidated results of High River’s operations and consolidated cash flows for the respective periods thereof subject, in the case of the unaudited financial statements of High River, to year-end adjustments and matters that would be disclosed in financial statement notes. Since the date of the most recent annual HRG Financial Statements of High River, no Material Adverse Effect has occurred. All HRG Financial Statements were prepared in accordance with Canadian GAAP except, with respect to the unaudited financial statements of High River, subject to year-end adjustments and matters that would be disclosed in financial statement notes.
     (f) High River is not in default in the payment when due of any principal of or interest on any of its indebtedness in excess of $100,000 in the aggregate (other than indebtedness the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of High River in accordance with Canadian GAAP), and no event specified in any note, agreement, indenture or other document evidencing or relating to any such indebtedness has occurred that has caused, or (with the giving of any notice or the lapse of time or both) would permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity.
     (g) No certificate, statement or other written information (taken as a whole) delivered herewith or heretofore by High River to Royal Gold in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains, and no certificate, statement or other written information (taken as a whole) delivered hereafter by any High River to Royal Gold will contain, any untrue statement of a material fact or omits to state any material fact known to a Responsible Officer of High River (other than industry-wide risks normally associated with the types of businesses conducted by High River) necessary to make the statements contained herein or therein not materially misleading as of the date made or deemed made. There are no statements or conclusions in any Project Engineer report which, to the knowledge of any Responsible Officer of High River, are based upon or include misleading information or fail to take into account material information regarding the matters reported
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therein, it being understood that each Project Engineer report is necessarily based upon professional opinions, estimates and projections and that High River does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.
     (h) There are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of a Responsible Officer of High River threatened in writing, against High River before any Tribunal that could cause a Material Adverse Effect, and there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against High River that could cause a Material Adverse Effect.
     (i) Upon giving effect to the execution of the other Funding Documents to which High River is a party and the consummation of the transactions contemplated hereby and thereby (i) High River will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws), and the sum of High River’s absolute and contingent liabilities, including the Obligations or guarantees thereof, shall not exceed the fair market value of High River’s assets, and (ii) High River’s capital will be adequate for the businesses in which High River is engaged and intends to be engaged. High River has not incurred (whether hereunder, under the other Funding Documents to which it is a party or otherwise), nor does High River intend to incur, or believe that it will incur, debts that will be beyond its ability to pay as such debts mature.
     (j) High River is not in default in the performance of any of its covenants and agreements contained herein or in any other Funding Document to which it is a party. No event has occurred and is continuing that constitutes a Default.
     (k) Somita has all rights as a party under the Taparko Mining Convention indirectly through High River as a party as if Somita had been a signatory to such document.
     10. Affirmative Covenants. High River hereby warrants, covenants and agrees that until performance of the Obligations, unless Royal Gold shall have previously agreed otherwise:
     (a) Until Project Completion, High River shall notify Royal Gold, not later than five (5) Business Days after any Responsible Officer of High River has knowledge thereof, stating that such notice is being given pursuant to this Agreement, of:
     (i) a determination by a Responsible Officer that a Material Adverse Effect affecting High River has occurred,
     (ii) the occurrence of any Default,
     (iii) the acceleration of the maturity of any indebtedness owed by High River under any indenture, mortgage, agreement, contract or other instrument to which High River is a party or by which High River or any of its properties are bound, in each case, relating to indebtedness is excess of $100,000 and that would permit the lender to accelerate such indebtedness, and
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     (iv) the filing of any suit or proceeding, or the assertion in writing of a claim against High River or with respect to High River’s properties in which an adverse decision could have a Material Adverse Effect on High River.
Each notice pursuant to this section shall be accompanied by a statement of a Responsible Officer of High River setting forth details of the occurrence referred to therein and stating what action, if any, High River has taken or proposes to take with respect thereto. High River will also notify Royal Gold in writing at least twenty Business Days prior to the date that it changes its name or the location of its executive offices or principal place of business.
     (b) After Project Completion and until satisfaction of the PP1 and PP2 Obligations, High River shall deliver to Royal Gold a certificate of a Responsible Officer of High River by the end of each calendar quarter, stating that to the best of his knowledge none of the events specified in (i) through (iv) of Section 10(a) above has occurred or, if the same has occurred, setting forth details of such occurrence and stating what action, if any, High River has taken or proposes to take with respect thereto.
     (c) High River will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all jurisdictions where required by applicable Law, except where the failure so to qualify could have a Material Adverse Effect on High River.
     (d) Until Project Completion, High River shall, and shall cause Shareholder, International and Somita to, promptly cure any defects, errors or omissions in the execution and delivery of the Funding Documents and, upon notice, take such other action and immediately execute and deliver to Royal Gold all such other and further instruments as may be reasonably required or desired by Royal Gold from time to time in compliance with the covenants and agreements made in this Agreement and the other Funding Documents.
     (e) High River shall maintain the Taparko Mining Convention in force and effect and shall perform all of its obligations thereunder and enforce all of its rights thereunder on behalf of itself and in trust for Somita.
     (f) Until Project Completion, High River will not voluntarily or involuntarily transfer title to any of its material assets without fair consideration or take any other action or suffer the same to be done, if such action could have a Material Adverse Effect on High River’s ability to fulfill its obligations to Royal Gold hereunder.
     11. Amendments. No provision or term of this Agreement may be amended, modified, revoked, supplemented, waived or otherwise changed except by a written instrument duly executed by High River and Royal Gold and designated as an amendment, supplement or waiver.
     12. Agreement Reinstated. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the
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Obligations is rescinded or must otherwise be restored or returned by Royal Gold, all as though such payment had not been made.
     13. Notices. Any notice, election, report or other correspondence required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or other electronic transmission, or by delivery service with proof of delivery, to each of the parties at its address below (unless changed by similar notice in writing given by the party whose address is to be changed):
     If to High River:
High River Gold Mines Ltd.
155 University Avenue
Suite 1700
Toronto, Ontario M5H 3B7
Attention: President
Facsimile: (416) 360-0010
     with a copy to Cassels Brock & Blackwell LLP:
Cassels Brock & Blackwell LLP
2100 Scotia Plaza, 40 King Street W.
Toronto, Ontario M5H 3C2
Attention: David Poynton
Facsimile: (416) 644-9348
     If to Royal Gold:
Royal Gold, Inc.
1660 Wynkoop St.
Suite 1000
Denver, Colorado 80202-1132
Attention: President
Facsimile Number: 303-595-9385
Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of facsimile, upon receipt, or (c) in the case of other electronic transmission, upon acknowledgment of receipt by the recipient within twenty-four (24) hours of first attempted delivery.
     14. Captions and Headings. The captions and headings of the various sections of this Agreement are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof.
     15. Binding Effect. This Agreement will be binding on High River and its successors and permitted assigns, and will inure to the benefit of Royal Gold and all successors and
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permitted assigns of Royal Gold. High River consents to the assignment of all or any portion of the rights of Royal Gold hereunder in connection with any permitted assignment of the rights of Royal Gold under the Funding Agreement or the Conveyances with prior notice to High River.
     16. Waiver. Royal Gold shall not be deemed to have waived any provision of this Agreement unless such waiver is in writing and is signed by Royal Gold.
     17. Provisions Several/Illegality. The unenforceability or invalidity of any provision or provisions hereof shall not render any other provision or provisions herein contained unenforceable or invalid and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.
     18. Choice of Law. This Agreement has been negotiated, executed and delivered in Denver, Colorado, and is intended to be construed in accordance with the laws of the State of Colorado.
     19. Consent to Jurisdiction; Waiver of Jury Trial, etc..
     (a) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON EXCLUSIVE JURISDICTION OF, AT THE ELECTION OF ROYAL GOLD, ANY UNITED STATES FEDERAL OR COLORADO STATE COURT SITTING IN DENVER, COLORADO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ROYAL GOLD MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST HIGH RIVER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN THIS SECTION 19(a). EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
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     (b) HIGH RIVER HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURTS BY THE MAILING THEREOF IN ACCORDANCE WITH SECTION 20 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ROYAL GOLD TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
     (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     (d) EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.
     (e) High River represents and warrants that it has consulted with its legal counsel regarding all waivers under this Agreement.
     20. Service of Process. Service of process in any matter shall be made to High River at the following address:
High River Gold Mines Ltd.
155 University Avenue
Suite 1700
Toronto, Ontario M5H 3B7
Attention: President
Facsimile: (416) 360-0010
with a copy to Cassels Brock & Blackwell LLP:
Cassels Brock & Blackwell LLP
2100 Scotia Plaza, 40 King Street W.
Toronto, Ontario M5H 3C2
Attention: David Poynton
Facsimile: (416) 644-9348
     High River agrees that service of process, writ, judgment, or other notice of legal process at the address above shall be (i) deemed and held in every respect to be effective personal service upon it and (ii) deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or other electronic transmission, or by delivery of service with proof of delivery. High River shall maintain a presence at the address above (unless changed by similar notice in writing given by High River) continuously at all times while High River is obligated under this Agreement or any of the other Funding Documents to which it is a party. Nothing herein shall affect Royal Gold’s right to serve process in any other manner permitted by applicable law.
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     This Agreement has been executed by High River on the date set forth below, to be effective as of the date first set forth above.

HIGH RIVER GOLD MINES LTD.

By:
Name:
Title:

By:
Name:
Title:

[EXECUTION PAGE TO GUARANTY AND AGREEMENT IN SUPPORT OF SOMITA FUNDING AGREEMENT]

SCHEDULE A
Description of Bouroum Lands
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SCHEDULE B
Description of Taparko Lands
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